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EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) incorporated by reference or made a part of this Registration Statement.


/s/ Arthur Andersen LLP

West Palm Beach, Florida,
September 25, 1998.